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                                                                    EXHIBIT 12.1

ROGERS CABLE INC.
COMPUTATION OF DEFICIENCY OF EARNINGS AVAILABLE TO COVER FIXED CHARGES

CANADIAN GAAP

                                                                               Years ended December 31,
                                                          1999            2000            2001            2002            2003
                                                      ------------    ------------    ------------    ------------    ------------
                                                                                   (in thousands)
Fixed charges
  Interest expense                                    $    292,993    $    192,025    $    174,626    $    213,332    $    240,670
  Amortization of deferred financing costs                   4,978           4,357           6,009           8,464           5,464
  Interest expense included in rent expense                 18,092          19,301          21,415          23,230          23,767
                                                      ------------    ------------    ------------    ------------    ------------
                                                      $    316,063    $    215,683    $    202,050    $    245,026    $    269,901
                                                      ============    ============    ============    ============    ============
Earnings
   Pre tax loss                                       $    (80,511)   $    (47,867)   $   (141,391)   $   (205,217)   $    (47,302)
   Fixed charges                                           316,063         215,683         202,050         245,026         269,901
                                                      ------------    ------------    ------------    ------------    ------------
                                                      $    235,552    $    167,816    $     60,659    $     39,809    $    222,599
                                                      ============    ============    ============    ============    ============

Deficiency of earnings available to cover
 fixed charges                                       $     80,511    $     47,867    $    141,391    $    205,217    $     47,302

                                                     ============    ============    ============    ============    ============

US GAAP

                                                                                  Years ended December 31,
                                                          1999            2000            2001           2002             2003
                                                      ------------    ------------    ------------    ------------    ------------
                                                                                       (in thousands)
Fixed charges
  Interest expense                                    $    292,993    $    188,201    $    172,297    $    206,616    $    236,161
   Capitalized interest                                          -           3,824           2,329           6,716           4,509
   Amortization of deferred financing costs                  4,978           4,357           6,009           8,464           5,464
   Interest expense in rent expense                         18,092          19,301          21,415          23,230          23,767
                                                      ------------    ------------    ------------    ------------    ------------
                                                      $    316,063    $    215,683    $    202,050    $    245,026    $    269,901
                                                      ============    ============    ============    ============    ============

Earnings
   Pre tax loss                                       $   (107,314)   $     (5,253)   $   (106,136)   $   (150,999)   $   (154,387)
   Fixed charges                                           316,063         215,683         202,050         245,026         269,901
   Amortization of capitalized interest                          -               -             498           1,449           1,265
   Capitalized interest                                          -          (3,824)         (2,329)         (6,716)         (4,509)
                                                      ------------    ------------    ------------    ------------    ------------
                                                      $    208,749    $    206,606    $     94,083    $     88,760    $    112,270
                                                      ============    ============    ============    ============    ============

Deficiency of earnings available to
  cover fixed charges                                 $    107,314    $      9,077    $    107,967    $    156,266    $    157,631
                                                      ============    ============    ============    ============    ============